Exhibit 99
PPL Corporation
Corporate Organization
(Selected Subsidiaries)
PPL Corporation
PPL Services Corporation
PPL Capital Funding, Inc.
Delivery Segment:
PPL Electric Utilities Corporation
PPL Transition Bond Company, LLC
PPL Capital Trust
PPL Capital Trust II
CEP Commerce, LLC
PPL Gas Utilities Corporation
Supply and International Segments:
PPL Energy Funding Corporation
CEP Delaware, Inc.
CEP Reserves, Inc.
PPL Ventures, LLC
PPL Energy Supply, LLC
Supply Segment:
PPL EnergyPlus, LLC
PPL Synfuel Investments, LLC
PPL Spectrum, Inc.
PPL Energy Services Holdings, LLC
PPL Generation, LLC
PPL Holtwood, LLC
Pennsylvania Mines Corporation
PPL Maine, LLC
PPL Leasing Company, LLC
PPL Interstate Energy Company
Realty Company of Pennsylvania
PPL Montana Holdings, LLC
PPL Montana, LLC
PPL Southwest Generation Holdings, LLC
PPL Susquehanna, LLC
PPL Coal Holdings Corporation
PPL Montour, LLC
PPL Martins Creek, LLC
PPL Brunner Island, LLC
PPL Rights, Inc. (jointly owned by PPL Montour, PPL Martins Creek, and PPL Brunner Island)
International Segment
PPL Global, LLC